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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. Individual Taxpayer identification numbers have nine digits and are used solely for tax purposes by individuals who are required to have a taxpayer identification number but who do not have one, and are not eligible to obtain a Social Security number. The table below will help determine the number to give the Payor.


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                                     GIVE THE                                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT             IDENTIFICATION                   FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION
                                     NUMBER OF                                                           NUMBER OF
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
1. An individual's account           The individual                   8.   Sole proprietorship           The Owner(4)
                                                                           account
2. Two or more individuals (joint    The actual owner of the          9.   A valid trust, estate, or     Legal entity (Do not
   account)                          account or, if combined               pension trust                 furnish the identifying
                                     funds, any one of the                                               number of the personal
                                     individuals(1)                                                      representative or trustee
                                                                                                         unless the legal entity
                                                                                                         itself is not designated
                                                                                                         in the account title.)(5)
3. Husband and wife (joint           The actual owner of the          10.  Corporate account             The Corporation
   account)                          account or, if joint funds,
                                     either person(1)
4. Custodian account of a minor      The minor(2)                     11.  Religious, charitable, or     The organization
   (Uniform Gift to Minors Act)                                            educational organization
                                                                           account
5. Adult and minor (joint            the adult or, if the minor is    12.  Partnership account held      The partnership
   account)                          the only contributor, the             in the name of the
                                     minor(1)                              business
6. Account in the name of            The ward, minor, or              13.  Association, club or          The organization
   guardian or committee for a       incompetent person(3)                 other tax-exempt
   designated ward, minor, or                                              organization
   incompetent person
7. a. The usual revocable            The grantor-trustee(1)           14.  A broker or registered        The broker or nominee
      savings trust account                                                nominee
      (grantor is also trustee)
   b. So-called trust account        The actual owner(1)              15.  Account with the              The public entity
      that is not a legal or                                               Department of
      valid trust under State                                              Agriculture in the name
      law                                                                  of a public entity (such
                                                                           as a State or local
                                                                           governmental school
                                                                           district or prison) that
                                                                           receives agricultural
                                                                           program payments
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

(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form W-7, Application for Individual Taxpayer Identification Number or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  -   A corporation.

  -   A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  -   The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  -   An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  -   A real estate investment trust.

  -   A common trust fund operated by a bank under section 584(a).

  -   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  -   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  -   Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments of patronage dividends where the account received is not paid in money.

  -   Payments made by certain foreign organizations.

  -   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt interest dividends under section 852).

  -      Payments described in section 6049(b)(5) to nonresident aliens.

  -      Payments on tax-free covenant bonds under section 1451.

  -      Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.